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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 28, 2003 and related Prospectus of AvalonBay Communities, Inc. for the registration of up to 469,114 shares of common stock and to the incorporation by reference therein of our report dated January 21, 2003, (except as to the last paragraph of Note 1, Note 7 and Note 9, for which the date is June 26, 2003), with respect to the consolidated financial statements and schedule of AvalonBay Communities, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
July 28, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS